                                                                   EXHIBIT 10.26

                           ASSET PURCHASE AGREEMENT

ASSET PURCHASE AGREEMENT (the "Agreement"), executed on November 10, 1994 to be effective as of October 31, 1994, among CAD Warehouse, Inc., a Nevada corporation ("Purchaser"), Summagraphics Corporation, Inc., a Delaware corporation ("Issuer"), CAD Warehouse, Inc., a Delaware corporation ("Seller"), and the shareholders of Seller named on the signature page of this Agreement (collectively, "Shareholders"), for the acquisition by Purchaser of substantially all the assets of Seller.

     1.  TRANSFER OF ASSETS; ASSUMPTION OF LIABILITIES; PURCHASE PRICE.  (a) On
         -------- -- ------------------ -- --------------------- -----
the terms and subject to the conditions herein expressed, Seller agrees to sell, convey, transfer, assign, and deliver to Purchaser, and Purchaser agrees to purchase, good and marketable title to all of the assets, properties, and business of Seller of every nature, kind, and description, whether tangible or intangible, real or personal, contingent or otherwise, wherever so located and whether or not reflected on the books and records of Seller, including, without limitation all furniture, fixtures, furnishings, vehicles, equipment, copyrights, trademarks, and trade names and associated goodwill, work-in-process, raw materials inventories, finished goods inventories, receivables and notes, customer lists, sales data, proprietary information, trade secrets, supplies, materials, catalogs, cash, securities, bank and investment accounts, and all office supplies, books, files, records, journals, ledgers, disks, reels, and all other written or electronic depositories of information of Seller, machinery, supply agreements, claims and causes of action against third parties whether or not pending, vendor credits, payments and other items in transit, know how, patents, patent applications, rebates, refunds, material and manufacturing specifications, drawings, designs, warranties, computer software and systems, leasehold interests and improvements (including any prepaid rent, security deposits and options to renew or repurchase thereunder), and all other property and materials used in the manufacture or distribution of Seller's products or otherwise in its business (together, the "Transferred Assets"), in each case as the same shall exist as of the date of this Agreement, together with such changes in the Transferred Assets as are permitted by this Agreement on and prior to the Closing Date (as defined in Section 8). Without limiting
                                                ---------
the generality of the foregoing, it is agreed that the Transferred Assets shall include, without limitation, all of the assets listed on Schedule 1(a) to this
                                                         -------------
Agreement.

     (b) Notwithstanding anything to the contrary contained in Section l(a), the
                                                               ------- ----
Transferred Assets shall not include the minute books, the corporate seal, and the stock records of Seller or the assets described on Schedule l(b) to this
                                                       -------- ----
Agreement (the "Excluded Assets");

     (c) Purchaser shall assume all Liabilities of Seller existing as of the Closing, other than the Excluded Liabilities set forth on Schedule l(c) (the
                                                          -------- ----
"Assumed Liabilities"). For purposes of this Agreement, "Liabilities" means all liabilities, liens, claims, obligations, and encumbrances disclosed on (i) the September 30, 1994 or October 31, 1994 Balance Sheets included in the Financial Statements (as defined in Section 2(d)), together with any increase or decrease
                          ------- ----
in Seller's accounts payable and accrued liabilities as disclosed thereon which occur in the ordinary course of business from October 31, 1994 to the Closing Date, (ii) Schedule 2(n) and (iii) Schedule 2(q), which Seller and Shareholders
           -------- ----           -------- ----
have represented and warranted to Purchaser and Issuer to be all of the liabilities, liens, claims, obligations and encumbrances applicable to Seller or the Transferred Assets as of the Closing Date.

     (d) The Purchaser shall purchase the Transferred Assets on the Closing Date in exchange for the consideration described below in a transaction that is intended by each of the parties to qualify as a non-taxable reorganization under
Section 368(a)(1)(C) of the Internal Revenue Code of 1986. The purchase price (the "Purchase Price") for the Transferred Assets shall be equal to the following amounts:

     (i) 510,129 shares of Issuer's Common Stock, $.01 par value per share (the "Common Stock"), valued at $7.825 per share (the "Share Price") which shall be increased or reduced by a number of Shares (the "Adjustment Shares") having a value equal to any amount by which the stockholders' equity of Seller, determined as of the Effective Date, is greater than (the "Positive Net Worth Difference") or less than (the "Negative Net Worth Difference") $406,123 (a "Net Worth Difference"), the number of Adjustment Shares to be determined by dividing the Net Worth Difference by the Share Price (as so adjusted, the "Shares"); and

     (ii) assumption of the Assumed Liabilities.

The Purchaser will determine the stockholders' equity of Seller as of the Effective Date, in good faith and in accordance with generally accepted accounting principles as consistently applied by Seller, within ninety (90) days of the Closing Date and will notify Seller and Shareholders of any Net Worth Difference. In the event a Negative Net Worth Difference is determined, Seller and Shareholders, jointly and severally, shall return to Purchaser a number of shares of Common Stock equal to the Adjustment Shares. In the event a Positive Net Worth Difference is determined, Purchaser shall deliver to Seller a number of shares of Common Stock equal to the Adjustment Shares.

     (e) This Agreement has been executed on November 10, 1994 (the "Closing Date") to be effective as of the close of business on October 31, 1994 (the "Effective Date"). It is the intention of the parties that all transactions of Seller occurring after the Effective Date and until the Closing Date will, upon completion of the Closing, be deemed to have been undertaken and recorded for the benefit of Purchaser and that, effective as of the Closing Date, such transactions are to be recorded on the books and records of Purchaser for purposes of financial accounting, and state, federal and local income tax reporting. However, the Assumed Liabilities are intended to be the Liabilities, other than the Excluded Liabilities, of Seller as they exist as of the Closing Date, and the Purchased Assets are intended to be the Purchased Assets of Seller as they exist as of the Closing Date. Purchaser has undertaken no responsibility for, nor has Seller granted Purchaser any right to direct, the conduct of Seller's business from the Effective Date until the Closing Date, and in no event will Purchaser be liable for any act or obligation of Seller incurred or arising prior to the Closing Date other than the Assumed Liabilities..

     2.  REPRESENTATIONS AND WARRANTIES OF SELLER AND SHAREHOLDERS.  Seller and
         ---------------------------------------------------------
the Shareholders each, jointly and severally, represent and warrant to Purchaser and Issuer, all of which representations and warranties shall be true as of the Effective Date and as of the Closing Date, and shall survive the Closing for a period of three (3) years from the Closing Date, the following:

     (a) Seller is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware and has the corporate power to own its property and carry on its business as and where it is now being conducted. Schedule 2(a) sets forth each jurisdiction in which the nature of
            -------- ----
the business conducted by Seller or the assets owned by Seller would require Seller to qualify to do business as a foreign corporation. Except as set forth on Schedule 2(a), Seller does not own any capital stock, partnership interest,
   -------- ----
trust interest, loan, note, advance or other ownership of or investment in any other person or entity. Except as disclosed on Schedule 2(a), neither the
                                                -------- ----
Seller nor any Shareholder owns any shares of Issuer's Common Stock or securities convertible into Issuer's Common Stock.

     (b) The execution, delivery, and performance of this Agreement and the other agreements set forth on Schedule 2(b) (the "Other Agreements") by Seller
                              -------- ----
and Shareholders have been duly authorized by all necessary action (corporate or otherwise) on the part of Seller and its shareholders, and this Agreement and the Other Agreements to which they are respective parties, have been duly executed and delivered and constitute legal, valid, and binding agreements of Seller and Shareholders, enforceable in accordance with their terms.

     (c) Except as set forth in Schedule 2(c), neither the execution and
                                -------- ----
delivery of this Agreement and the Other Agreements, nor the consummation of any of the transactions contemplated hereby or thereby, will (i) require any consent, waiver, approval, authorization or permit of, or filing with or notification to, any person or Governmental Entity (as defined in Section 2(f))
                                                                  ------- ----
(other than any such requirements applicable only to Purchaser and Issuer), or
(ii) result in the breach or violation of any term or provision of, constitute a default under, or result in the termination of, any right, privilege, license or agreement of Seller or to which the Transferred Assets are subject, or any loss or disadvantage to, or the creation of a lien on, any of the Transferred Assets under any charter provision, bylaw, organizational or constituent document, agreement, mortgage, deed of trust, note, bond, license, lease, indenture, instrument, order, writ, judgment, injunction, decree, award, statute, law, rule or regulation to which Seller or the Shareholders are parties or that is otherwise applicable to Seller or the Shareholders or any of the Transferred Assets.

     (d) The financial statements of the Seller audited by KPMG Peat Marwick, Certified Public Accountants, for the years ended December 31, 1993 and the nine months ended September 30, 1994; financial statements of the Seller prepared by Seller, for the years ended December 31, 1991 and 1992; and for the one (l) month period ended October 31, 1994, each attached hereto as Schedule 2(d)
                                                             -------- ----
(together, the "Financial Statements"), constitute true and correct statements as of such dates of the financial condition of Seller, and fairly present the financial position, assets, liabilities, revenues and expenses of Seller at the dates and for the periods indicated, and have been prepared in accordance with generally accepted accounting principles consistently applied. All expenses of Seller during the periods covered by the Financial Statements and any subsequent period until Closing have been appropriately recorded on the books and records of Seller and have not been paid directly or indirectly by Shareholders or any other person. The Shareholders have delivered or caused to be delivered to Seller all funds paid to them or any affiliate (as defined in Section 2(t)) by
                                                              ------- ----
any third party with respect to the business of Seller since the Effective Date.

Seller and Shareholders have taken all actions necessary in order to permit the purchase of the Transferred Assets to be accounted for by Purchaser and Issuer as a pooling of interests in accordance with Accounting Principles Board Opinion No. 15, the interpretative releases issued pursuant thereto, and the pronouncements of the Securities and Exchange Commission, and none of the Shareholders and Sellers have taken any action that would prevent such treatment or failed to take any action that is necessary to permit such treatment, nor are any of them aware of any facts or circumstances that would prevent such treatment.

     (e) Since December 31, 1993, there has not occurred or arisen, and the Seller has not suffered, a material adverse change in the business of Seller and Seller has not engaged in any transaction that is illegal or not in the ordinary and usual course of its business consistent with past practice.

     (f) Except as disclosed in Schedule 2(f), there are no actions, suits,
                                -------- ----
proceedings, arbitrations or investigations pending or, to the best knowledge of Seller and the Shareholders, threatened against Seller or affecting the business of Seller before any court, agency or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity") or arbitrator, nor is any order, writ, judgment, injunction, or decree of any Governmental Entity outstanding against the Seller. The business of Seller is not being, and has not since its organization been, conducted in violation of any applicable law, ordinance, rule, regulation, judgment, writ, decree, injunction, or order of any Governmental Entity or arbitrator.

     (g) Seller has, and the Bill of Sale with respect to the Transferred Assets will be sufficient to convey to Purchaser, good and indefeasible title to the Transferred Assets (including any trade names, trademarks, service marks and other names and marks included within the Transferred Assets), which Transferred Assets will be delivered to Purchaser free and clear of any and all liens, encumbrances or restrictions, other than any liens, encumbrances or restrictions reflected on Schedule 2(g).
             -------- ----

     (h) Seller and Shareholders have timely filed with the appropriate governmental agencies, and in correct form, all federal, state and local tax returns, reports and estimates which were required to be filed by it and them for all periods in which such were due; its and their federal and state income tax returns have not been selected for examination, or been examined, by the Internal Revenue Service or other taxing authority; there are no unpaid assessments nor proposed assessments of additional federal or state income, franchise, sales or use taxes pending against Seller or Shareholders; and

Seller and Shareholders have granted no extensions of any limitation periods with respect to its federal and state income tax returns. All taxes shown as due on filed federal, state and local tax returns have been paid or the liability therefor to their respective dates has been provided for in the financial statements for the periods ending September, 30, 1994 attached as Schedule 2(d)
                                                                  -------- ----
hereto, and all federal, state and local income or franchise taxes for periods subsequent to September 30, 1994 likewise have been paid or adequately accrued. All withholding and other employment and other taxes Seller is obligated to collect have been withheld or collected and if due have been duly paid over to the taxing authority. Seller has made all deposits required by law to be made with respect to employees' withholding and other employment taxes. There are no tax liens on any of the assets or properties of Seller or Shareholders, and Seller and Shareholders have not been notified of any audit or proposed adjustment of its or their filed returns by any federal, state or local taxing authority. Seller and Shareholders have delivered to Purchaser and Issuer true and correct copies of its and their federal, state and local income tax returns and all related correspondence and filings for the period commencing January 1, 1990 and ending on the Closing Date. On the date that Seller and Shareholders elected S Corporation status under the Code there existed no built-in gain as defined in Code Section 1374.

     (i) The inventories of Seller as reflected in the financial statements in
Schedule 2(d) accurately reflect the value of such inventories at their
-------- ----
respective dates, and there has been no change or diminution in value of the inventory as reflected in Seller's financial statements for the nine months ended September 30, 1994, except for changes resulting from operations in the ordinary course of business since that date.

     (j) Schedule 2(j) sets forth all (i) employment, severance, compensation,
         -------- ----
consulting, indemnification and other agreements (the "Employee Agreements") between the Seller and its present employees, officers, directors and consultants, and any employees, officers, directors and consultants terminated by Seller in the twelve months prior to the execution date hereof, (ii) agreements which provide for aggregate future payments by or to the Seller of more than $10,000 (other than purchase orders entered into in the ordinary course of business), (iii) agreements containing covenants limiting the freedom of the Seller to compete with any person in any line of business or in any area or territory, (iv) license agreements, (v) leases with respect to real property and (vi) each indenture, mortgage, note, lien, license, government registration, contract, lease, agreement or other instrument or obligation to which the Seller is a party which is material to the conduct of its business (collectively, the "Contracts"). True, complete and correct copies of all Contracts have previously been made available to Issuer and Purchaser. Seller and Shareholders have in all material respects performed all obligations to be performed by them under all contracts, agreements and commitments to which Seller and Shareholders are parties and that relate to the Transferred Assets or the business conducted by Seller therewith, including the Contracts, and there is not under any thereof any existing default or event of default or event that, with notice or lapse of time or both, would constitute a default or event of default by any of the parties thereto.

     (k) Seller has provided to Purchaser and Issuer in Schedule 2(k) a true and
                                                        -------- ----
complete list of each bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance or termination pay, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension, or retirement plan, program, agreement or arrangement, and each other material employee benefit plan, program, agreement or arrangement, maintained or contributed to or required to be contributed to by the Seller or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), that together with the Seller would be deemed a "single employer" within the meaning of Section 4001 of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder ("ERISA"), for the benefit of any employee or former employee of the Seller or any ERISA Affiliate, whether formal or informal and whether legally binding or not (the "Plans"). No Plan is subject to Title IV of ERISA. Neither the Company nor any ERISA Affiliate has any formal plan or commitment, whether legally binding or not, to create any additional plan, program, agreement or arrangement or modify or change any existing Plan that would affect any employee or former employee of the Seller or any ERISA Affiliate. All records of benefits paid to or for the benefit of employees of Seller under the Plans since January 1, 1993 have been provided to Purchaser and Issuer and are true and correct. Seller and Shareholders are not aware of any circumstance that would cause the expenses incurred by Purchaser after the Closing under any such Plans to exceed the amounts incurred since January 1, 1993.

     (l) Schedule 2(1) sets forth a complete list of all federal, state and
         -------------
local licenses, permits, authorizations and approvals (collectively, the "Permits') required for the conduct of Seller's business and operations conducted with the Transferred Assets. Seller is not in violation of any of the requirements for such Permits and all such Permits are in full force and effect.

     (m) Seller's relationships with its employees are good, Seller is presently in compliance with all applicable federal and state labor laws, regulations, and agreements, and there is not any pending, or to the knowledge of Seller and Shareholders threatened, labor grievance, strike, work stoppage, or other action by any employee or employees that could have a material adverse effect on the Transferred Assets or the business of Purchaser conducted therewith. The Seller is not bound by or subject to (and none of its properties or assets is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and, since January 1, 1989, no labor union has requested or, to the best knowledge of the Seller, has sought to represent any of the employees, representatives or agents of the Seller, nor is the Seller aware of any labor organization activity involving its employees. To the best knowledge of the Seller and the Shareholders, no officer or key employee of the Seller has any plans to terminate his employment with the Seller or refuse to accept employment with Purchaser after Closing.

     (n) Except as set forth on Schedule 2(n), as of September 30, 1994, the
                                -------------
Seller had no liabilities or obligations (absolute, accrued, fixed, contingent, liquidated, unliquidated or otherwise) material to the business of the Seller other than as disclosed on the audited balance sheet of the Seller as at September 30, 1994 delivered pursuant to Section 2(d). Except as set forth in
                                         ------------
Schedule 2(n), since December 31, l993, the Seller has not incurred any
-------------
liabilities or obligations (absolute, accrued, fixed, contingent, liquidated, unliquidated or otherwise) material to the business of the Seller, except liabilities incurred in the ordinary course of business consistent with past practice.

     (o) The Seller owns or is licensed to use all trademarks, trade names, assumed names, service marks, logos, patents, copyrights (including those relating to computer software and data bases), trade secrets, technology, know-how and processes which are material to the business of the Seller as heretofore conducted (collectively, the "Proprietary Rights", if owned by Seller, and the "License" if licensed to the Seller) free and clear of all liens, and all of such Proprietary Rights and Licenses are included in the Transferred Assets. with respect to Proprietary Rights which are registered or as to which application for registration has been made, the Seller is the beneficial owner thereof and is the record owner thereof, or documentation to make the Seller the record owner thereof has been filed. A list of all such registrations and applications and all Licenses is set forth in Schedule 2(o). No Proprietary
                                              -------------
Rights or Licenses used by the Seller, and no services or products sold by the Seller, conflict with or infringe upon any proprietary rights available to any third party. The Seller has not entered into any consent, indemnification, forbearance to sue or settlement agreement with respect to Proprietary Rights or Licenses except as disclosed in Schedule 2(o). No claims
                                                      -------------
have been asserted in writing by any person with respect to the validity of or the Seller's ownership or right to use the Proprietary Rights or Licenses and, to the best knowledge of the Seller, there is no reasonable basis for any such claim. The Proprietary Rights are valid and enforceable and no registration relating thereto has lapsed, expired or been abandoned or canceled or is the subject of a cancellation proceeding. Schedule 2(o) sets forth all of the
                                      -------------
material licenses to which the Seller is a party relating to the licensing of Proprietary Rights. The Seller has complied with, in all material respects, its respective contractual obligations relating to the protection of the Proprietary Rights used pursuant to licenses. Except as set forth in Schedule 2(o), the
                                                         -------------
consummation of the transactions contemplated hereby will not alter or impair any Proprietary Rights. Seller has not infringed upon or violated the Proprietary Rights of any person and, to the best knowledge of the Seller, no person is infringing on or violating the Proprietary Rights owned or used by the Seller. Schedule 2(o) sets forth each trade name, corporate name or assumed name
        -------------
under which Seller has conducted any business or owned any property at any time since January 1, 1990.

     (p) No information provided by or on behalf of the Seller or the Shareholders to Issuer or Purchaser in connection with this Agreement and the Other Agreements and the transactions contemplated hereby and thereby contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     (q) None of the Seller, the Shareholders nor any of their officers, directors or employees has employed any broker or finder or incurred any liability for brokerage fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement.

     (r)(i) Except as set forth in Schedule 2(r)(i), the Seller is in compliance
                                   ----------------
with all Environmental Laws (as hereinafter defined), which compliance includes, but is not limited to, the possession by the Seller of all permits and other governmental authorizations required under applicable Environmental Laws, and compliance in all respects with the terms and conditions thereof. Except as set forth in Schedule 2(r)(i), the Seller has not received any communication
         ----------------
(written or oral), whether from a governmental authority, citizens group, employee or otherwise, that alleges that the

Seller is not in such compliance, and, to the best knowledge of the Seller and the Shareholders, there are no circumstances that may prevent or interfere with such compliance in the future. Except as set forth in Schedule 2(r)(i), there
                                                      ----------------
are no permits or other governmental authorizations currently held by the Seller pursuant to the Environmental Laws.

     (ii) Except as set forth in Schedule 2(r)(ii) there are no Environmental
                                 -----------------
Claims (as hereinafter defined) pending or, to the best knowledge of the Seller and the Shareholders, threatened against the Seller, or, to the best knowledge of the Seller and the Shareholders, against any person or entity whose liability for any Environmental Claim the Seller has retained or assumed either contractually or by operation of law.

     (iii)  Except as set forth in Schedule 2(r)(iii), there are no past or
                                   ------------------
present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence, use, generation, storage, transportation or disposal of any Material of Environmental Concern (as hereinafter defined), that could form the basis of any Environmental Claim against the Seller or, to the best knowledge of the Seller, against any person or entity whose liability for any Environmental Claim the Seller has retained or assumed either contractually or by operation of law.

     (iv) Without in any way limiting the generality of the foregoing, (l) all on-site and off-site locations where the Seller has stored, disposed of or arranged for the disposal of Materials of Environmental Concern are identified in Schedule 2(r)(iv)(1), (2) any underground storage tanks and the capacity and
   --------------------
contents of such tanks, located on property owned or leased by the Seller are identified on Schedule 2(r)(iv)(2), (3) except as set forth in Schedule
              --------------------                             --------
2(r)(iv)(3), there is no asbestos contained in or forming part of any building,
-----------
building component, structure or office space owned or leased by the Seller, and
(4) except as set forth in Schedule 2(r)(iv)(4), no polychlorinated biphenyls
                           -------- -----------
(PCBs) or PCB-containing items are used or stored at any property owned or leased by the Seller.

     (v)  For purposes of this Agreement:

     (A) "Environmental Claim" means any claim, action, cause of action, investigation or notice (written or oral) by any person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based upon or resulting from (x) the presence, transportation or release into the environment, of any Material of Environmental Concern at any or from location, whether or not owned or operated by the Seller or (y) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

     (B) "Environmental Laws" means all federal, state, local and foreign laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

     (C) "Materials of Environmental Concern" means chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products.

     (s) Neither Seller nor Shareholders have any knowledge of any termination or cancellation of, or any modification or change in, the business relationship of Seller with any customer or vendor or any existing condition or state of facts or circumstances affecting the business of Seller generally which has adversely affected or might adversely affect in any material way, the business relationships of Seller with its customers, or has prevented or will prevent such business relationships from being carried on by Purchaser subsequent to the Closing in essentially the same manner as currently carried on.

     (t) Except as set forth on Schedule 2(t), no affiliate of Seller or any
                                -------------
Shareholder owns, directly or indirectly, any interest in (excepting not more than a 5% holding for investment purposes in securities of publicly held and traded companies), or is an officer, director, employer or consultant of or otherwise receives remuneration from, any person which is, or is engaged in business as, a competitor, lessor, lessee, customer or supplier of Seller. Seller does not have, and no officer or director or shareholder of Seller or any affiliate of Seller or any Shareholder has, nor during the period beginning July 1, 1991 to and including the Closing Date had, any interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of Seller. None of the Shareholders has any claim or right against Seller except as set forth in Schedule 2(t). Schedule 2(t) and the footnotes to the
                       -------- ----  -------- ----
financial statements disclose all related party transactions between Shareholders and their affiliates and the Seller occurring since January 1, 1993. As used in this Section 2(t), "affiliate" means (i) any grandparent, parent, child
             ------------
or grandchild of a natural person or that person's spouse, together with any of their lineal descendants, and (ii) any person that, directly or indirectly, controls, or is controlled by or under common control with, another person. "Control" means the power to direct or cause the direction of the management and policies of a person, directly or indirectly, whether by ownership of voting securities, by contract or otherwise.

     (u) The Liabilities described in Section l(c) are all of the liabilities,
                                      -----------
liens, claims, obligations and encumbrances applicable to Seller or the Transferred Assets as of the Closing Date. Since September 30, 1994, except as disclosed on Schedule 2(u), (i) Seller has and the Shareholders have caused
             -------------
Seller to, operate its business consistently with the standards set forth in
Section 7(a), (ii) and Seller and Shareholders have not taken any action described in Section 7(b)(i)-(xv) of this Agreement.
             ------------

     3. Representations and Warranties of Purchaser and Issuer. Purchaser and Issuer each, jointly and severally, represent and warrant to Seller and Shareholders, all of which representations and warranties shall be true as of the Effective Date and as of the Closing Date, and shall survive the Closing for a period of three (3) years from the Closing Date, the following:

     (a) Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has the corporate power to own or lease the properties and assets it purports to own or lease and to carry on its business as now being conducted.

     (b) Issuer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to own or lease and to carry on its business as now being conducted, and has authorized capital stock consisting of 20,000,000 shares of Common Stock of the par value of $.01 per share, of which, as of August 31, 1994, 4,042,501 shares were issued and outstanding, fully paid and non-assessable.

     (c) The execution, delivery, and performance of this Agreement and the other agreements set forth on Schedule 2(b) (the "Other Agreements") by Issuer
                              -------------
and Purchaser have been duly authorized by all necessary action (corporate or otherwise) on the part of Issuer and Purchaser, and this Agreement and the Other Agreements to which they are respective pa ties have been duly executed and delivered and constitute legal, valid, and binding agreements of Issuer and Purchaser, enforceable in accordance with their terms.

     (d) None of the execution and delivery of this Agreement and the Other Agreements, the delivery of the Shares, and the performance, observance or compliance with the terms and provisions of this Agreement will violate any provision of law, any order of any court or other governmental agency, the Certificate of Incorporation or By-laws of Purchaser or Issuer or any indenture, agreement or other instrument to which either Purchaser or Issuer is a party, or by which either Purchaser or Issuer is bound or by which any of their respective properties are bound, provided that a written consent of Silicon Valley Bank, Issuer's Lender, will be required to permit the consummation of the transactions contemplated by this Agreement.

     (e) The Shares will, upon delivery in accordance with the terms hereof, be validly issued, fully paid, non-assessable and free and clear of all liens, encumbrances and claims of any kind.

     (f) Issuer has heretofore delivered to Seller and Shareholders true and complete copies of Issuer's Form 10-K Report for the fiscal year ended May 31, 1994, Issuer's Form 10-Q Report for the fiscal quarter ended August 31, 1994, Issuer's Annual Report to Stockholders and Issuer's Proxy Statement for its annual stockholders' meeting held on September 27, 1994. Such reports constitute true and correct statements as of such dates of the financial condition of Issuer at the dates and for the periods indicated, prepared in accordance with generally accepted accounting principles consistently applied. Since August 31, 1994, there has been no material adverse change in Issuer's condition, financial or otherwise.

     (g) Except as disclosed in Issuer's Annual Report for the year ended May 31, 1994 previously delivered to Seller and Shareholders, there are no actions, suits, proceedings, arbitrations or investigations pending or, to the best knowledge of Purchaser and Issuer, threatened against Purchaser or Issuer or affecting the business of Purchaser or Issuer before any Governmental Entity or arbitrator, nor is any order, writ, judgment, injunction, or decree of any Governmental Entity outstanding against Purchaser or Issuer.

     4.  Conditions to the Obligations of Purchaser and Issuer.  Purchaser and
         -----------------------------------------------------
Issuer will have no obligation to close the transactions called for by this Agreement to be completed on the Closing Date unless all of the following conditions have been fulfilled or waived by them (or the failure to fulfill any such condition is caused by Purchaser or Issuer):

     (i) Seller and Shareholders shall in all material respects have performed all obligations and agreements, and complied with all covenants and conditions, contained in this Agreement to be performed or complied with by them on or prior to the Closing Date.

     (ii) The representations and warranties made by Seller and Shareholders herein shall be true and correct in all material respects on the Closing Date as if made on and as of the Closing Date.

     (iii) There shall have been no material adverse change in the condition, financial, business or otherwise, of Seller from September 30, 1994 to the Closing Date, including, without limitation, any material adverse change in the business or assets of Seller as of the result of any fire, explosion, earthquake, flood, accident, strike, lockout, taking of any such assets by any governmental authorities, riot, activities of armed forces, or acts of God or of public enemies.

     (iv) No suit, action, investigation, inquiry or other proceeding by any governmental authority or other person or legal or administrative proceeding shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby, and on the Closing Date, there shall not be an effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them are not to be consummated as so provided or imposing any conditions on the consummation of the transactions contemplated hereby which Issuer and Purchaser deem unacceptable, in their sole discretion.

     (v) Issuer shall have received all necessary consents to the transactions contemplated by this Agreement from Silicon Valley Bank.

     5.  CONDITIONS TO THE OBLIGATIONS OF SELLER AND SHAREHOLDERS.  Seller and
         --------------------------------------------------------
Shareholders will have no obligation to close the transactions called for by this Agreement to be completed on the Closing Date unless all of the following conditions have been fulfilled or waived by them (or the failure to fulfill any such condition is caused by Seller or Shareholders):

     (i) Purchaser and Issuer shall, in all material respects, have performed all obligations and agreements, and complied with all covenants and conditions, contained in this

Agreement to be performed or complied with by them on or prior to the Closing Date.

     (ii) The representations and warranties made by Purchaser and Issuer herein shall be true and correct in all material respects on the Closing Date as if made on and as of the Closing Date.

     (iii) There shall have been no material adverse change in the condition, financial, business or otherwise, of Issuer from the date of its Form 10-K report for the year ended May 31, 1994 to the Closing Date, including, without limitation, any material adverse change in the business or assets of Issuer as of the result of any fire, explosion, earthquake, flood, accident, strike, lockout, taking over of any such assets by any governmental authorities, riot, activities of armed forces, or acts of God or of the public enemies .

     (iv) No suit, action, investigation, inquiry or other proceeding by any governmental authority or other person or legal or administrative proceeding shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby, and on the Closing Date, there shall not be an effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them are not to be consummated as so provided or imposing any conditions on the consummation of the transactions contemplated hereby which Seller and the Shareholders deem unacceptable, in their sole discretion.

     6.  COVENANTS OF PURCHASER AND ISSUER.  Purchaser and Issuer covenant and
         ---------------------------------
agree that:

     (a) Without the prior written consent of Seller and the Shareholders, Purchaser and Issuer shall not take any action that would cause or tend to cause the conditions to the obligations o~ the parties hereto to effect the transactions contemplated hereby not to be fulfilled, including, without limitation, taking, or causing to be taken, or permitting or suffering to be taken or to exist any action, condition or thing that would cause the representations and warranties made by Purchaser and Issuer herein not to be true, correct and accurate as of the Closing.

     (b) Purchaser and Issuer shall promptly file or submit and diligently prosecute any and all applications or notices with public authorities, federal, state or local, domestic or foreign, and all other requests for approvals to any private persons, the filing or granting of which is necessary, or is deemed necessary or appropriate by any party hereto, for the consummation of the transactions contemplated hereby.

     (c) Purchaser and Issuer shall take all reasonable steps which are within their power to cause to be fulfilled those of the conditions precedent to the obligation of Seller and Shareholders to consummate the transactions contemplated hereby which are dependent upon the actions of Purchaser and Issuer.

     (d) Without the prior written consent of Seller or Shareholders holding not less than 50% of the issued and outstanding shares of Common Stock of Seller, Purchaser and Issuer will not, and will not permit any director, officer, employee, or adviser to, disclose to any person (other than persons actively employed in advising them in connection with the transactions contemplated hereby) any information regarding the transactions contemplated by this Agreement and the Confidentiality and Competition Agreement, except disclosures required by law, regulation or order of a court and disclosures of matters which are or become publicly known other than as a result of any breach of this covenant.

     7.  COVENANTS OF SELLER AND SHAREHOLDERS. Seller and the Shareholders,
         ------------------------------------
jointly and severally, covenant and agree that:

     (a) From the date of execution of this Agreement until Closing Seller will, and the Shareholders will cause Seller to, operate in accordance with its current methods of transacting business and use its best efforts to preserve its business organizations, keep available the services of its employees, maintain good relationships with providers, suppliers, lessors, governmental authorities, distributors, employees, customers and others having business relationships with Seller, and maintain the condition of the Transferred Assets as represented in this Agreement; make all normal and customary repairs, replacements and improvements to its facilities and to the Transferred Assets; deliver to Purchaser and Issuer, promptly after they are prepared, monthly management operating reports setting forth Seller's revenues and expense for each month, on a basis consistent with Seller's monthly management reports as prepared prior to the Closing Date; and to promptly notify Issuer and Purchaser of any event, occurrence or emergency material and adverse to, or not in the ordinary course of business or consistent with the past practice of, Seller.

     (b) Without limiting the generality of Subsection (a) above, from the date of execution of this Agreement until Closing, Seller will not, and Shareholders will not permit the Seller to, without the prior written consent of Issuer and
Purchaser:

     (i) Change its organizational or constituent documents or merge or consolidate with or into any entity or obligate itself to do so, other than as required by this Agreement;

     (ii) Declare, set aside or pay any dividend or other distribution on or in respect of shares of its capital stock, or any redemption, retirement or purchase by them with respect to such shares or make any repayment of indebtedness to the Shareholders, or make any other payment to any Shareholder for any purpose other than regular payment of employment compensation in accordance with past practices;

     (iii) Discharge or satisfy any lien, charge, encumbrance or indebtedness owing by Seller or to Seller outside of the ordinary course of business, or waive any claims or rights of substantial value;

     (iv) Sell, transfer or otherwise dispose of any of the Transferred Assets other than sales of inventory in the ordinary course of business and on consistent terms with Seller's prior practice;

     (v) Dispose of or permit to lapse any right to the use of any Proprietary Rights or License or dispose of or disclose to any person any Proprietary Rights or Licenses;

     (vi) Authorize, guarantee or incur any indebtedness for borrowed money;

     (vii) Make (A) any capital expenditures or capital additions or betterments, or commitments therefor, or (B) any non capital expenditures, or commitments therefor, that are not in the ordinary course of business, or (C) any non-capital expenditures, or commitments therefor, in the ordinary course of business (other than purchases of inventory in the ordinary course of business) if any such expenditure or commitment exceeds $5,000.00;

     (viii)  Loan funds to any person;

     (ix) Institute, settle or agree to settle any litigation, action or proceeding before any court or governmental body;

     (x) Mortgage, pledge or subject to any other encumbrance, any of its properties or assets, tangible or intangible;

     (xi) Authorize or pay any bonuses or special compensation of any kind whatsoever for any employee or officer, or increase the rate of compensation, bonuses or other benefits provided to officers or employees not consistent with past practice;

     (xii) Enter into any contract, agreement, commitment or other understanding or arrangement other than in the ordinary course of business;

     (xiii) Perform, take any action, incur or permit to exist any acts, transactions, events or occurrences which are inconsistent with the representations and warranties set forth herein or which would prevent the performance of any covenant set forth herein;

     (xiv) Modify any of its insurance coverage or fail to include Issuer and Purchaser as additional insureds with respect to liability insurance wherever possible; or

     (xv) Agree, whether in writing or otherwise, to do any of the foregoing.

     (c) Without the prior written consent of Purchaser, neither Seller nor Shareholders shall take any action which would cause or tend to cause the conditions upon the obligations of the parties hereto to effect the transactions contemplated hereby not to be fulfilled, including, without limitation, taking, causing to be taken, or permitting or suffering to be taken or to exist any action, condition or thing which would cause the representations and warranties made by Seller and/or Shareholders herein not to be true, correct and accurate as of the Closing.

     (d) Seller shall promptly file or submit and diligently prosecute any and all applications or notices with public authorities, federal, state or local, domestic or foreign, and all other requests for approvals to any private persons, the filing or granting of which is necessary, or is deemed necessary or appropriate by any party hereto, for the consummation of the transactions contemplated hereby.

     (e) Seller and Shareholders shall take all reasonable steps which are within their power to cause to be fulfilled those of the conditions precedent to the obligations of Purchaser and Issuer to consummate the transactions contemplated hereby which are dependent upon the actions of Seller or Shareholders or any of them.

     (f) Seller shall, upon reasonable notice, afford Issuer, Purchaser, their counsel, accountants and other representatives full access during normal business hours throughout the period prior to the Closing Date to all of Seller's respective properties and all of its books, contracts, commitments and records relating thereto and to the Transferred Assets. Seller shall consult with Issuer and Purchaser with respect to the financial condition, operations, assets and liabilities on a regular basis if requested by Issuer and Purchaser. After Issuer and Purchaser have completed their planned investigation of the business of Seller to their satisfaction, Issuer and Purchaser shall be provided a reasonable opportunity, in the presence of an officer of Seller, to consult with representatives of customers and vendors of Seller regarding any agreement, commitment or relationship with any such customer or vendor.

     (g) From time to time prior to the Closing, Seller shall promptly notify Purchasers of the development of any facts or events in connection with its business which, had any such fact existed or event occurred at the date of this Agreement, would have been required to be set forth or described in any schedule hereto. No supplement or amendment of any schedule delivered by Seller and Shareholder pursuant to this Agreement shall be deemed to cure or waive any breach of any representation or warranty made by Seller and Shareholder in this Agreement, unless Issuer and Purchaser specifically agree to such cure or waiver in writing.

     (h) Seller and Shareholders shall use their best efforts to preserve, and shall assist Issuer and Purchaser in retaining, intact the goodwill of Seller, its relationships with employees being retained by Purchaser their suppliers, customers, and other persons or entities having business relationships with Seller or related to the Transferred Assets. Seller and Shareholders each agree to use their best efforts to cause to be completed each of the transactions contemplated by this Agreement and to effect the transfer of the Transferred Assets to Purchaser. Seller covenants and agrees to pay all amounts owed by Seller to suppliers and vendors with respect to the Transferred Assets and not expressly assumed by Purchaser as an Assumed Liability hereunder promptly after each Closing.

     (i) Seller and Shareholders shall take all such actions as are necessary to change the name of Seller effective as of the Closing Date to a name acceptable to Purchaser and to prepare and file such evidence of such name change as may be required by any jurisdiction.

     (j) Seller and the Shareholders will not, and will not permit any of their respective officers, employees, representatives or agents to, directly or indirectly, (i) encourage, solicit or initiate discussions or negotiations with, or provide any information to, any person other than

Purchaser and Issuer concerning any merger, sale of assets (other than in the ordinary course of business consistent with past practice) or sale or issuance of equity interests of the Seller or other transaction relating to any thereof (together, an "Alternative Transaction"), or (ii) otherwise solicit, initiate or encourage inquiries or the submission of any proposal contemplating an Alternative Transaction. Shareholders and Seller will promptly communicate to Purchaser and Issuer the terms of any inquiry or proposal which they or it may receive in respect of an Alternative Transaction, and will promptly advise Purchaser and Issuer if they or the Seller participate in any such discussion or negotiation or provide any information to any person proposing an Alternative Transaction.

     (k) This Agreement will evidence the approval by the Shareholders of the sale of the Transferred Assets pursuant to this Agreement in accordance with
Section 228 of the Delaware General Corporation Law and shall be effective as a unanimous written consent of the shareholders of Seller under that provision.

     (l) Without the prior written consent of Purchaser and Issuer, Seller and the Shareholders will not, and will not permit any director, officer, employee, or adviser to, disclose to any person (other than persons actively employed in advising them in connection with the transactions contemplated hereby) any information regarding the transactions contemplated by this Agreement and the Other Agreements except disclosures required by law or regulation or an order of a court and disclosures of matters which are or become publicly known other than as a result of any breach of this covenant.

     (m) Seller and Shareholders will not (i) take any action that would jeopardize, or fail to take any action necessary in order to permit, the treatment of the purchase of the Transferred Assets as a "pooling of interests" for accounting purposes; (ii) take any action that would jeopardize, or fail to take any action necessary in order to permit, the qualification of the purchase of the Transferred Assets as a reorganization within the meaning of Section 368(a)(1)(C) of the Code; or (iii) enter into any contract, agreement, commitment or arrangement with respect to either of the foregoing. Seller will concurrently with the Closing distribute Issuer's Common Stock to the Shareholders as part of a plan of reorganization qualifying under Section 368(a)(1)(C) of the Code.

     8.  Closing. (a) The closing occurred on November 10, 1994, the date on
         -------
which all conditions to the Closing set forth in Sections 4 and 5 were satisfied
                                                 ----------------
(the "Closing Date"),
at 10:00 o'clock a.m., at the offices of Hughes & Luce, L.L.P., 1717 Main Street, Suite 2800, Dallas, Texas 75201.

     (b) At the Closing, Seller and Shareholders delivered to Purchaser and Issuer (each such delivery constituting an condition additional precedent to the obligation of Purchaser and Issuer to consummate the Closing):

     (i) a duly executed omnibus assignment, conveyance and bill of sale to Purchaser (the "Bill of Sale") for the Transferred Assets in substantially the form of Schedule 8(b)(i) attached hereto;
        -------- -------

     (ii) such other good and sufficient instruments of conveyance, assignment, and transfer (including, without limitation, duly endorsed certificates of title for all motor vehicles included in the Transferred Assets and assignment and assumption agreements with respect to the Assumed Liabilities and the Contracts included in the Transferred Assets or Assumed Liabilities to be assumed on the Closing Date, in form and substance satisfactory to Purchaser's counsel, as shall be necessary or desirable to vest in Purchaser good and marketable title to the Transferred Assets;

     (iii) employment agreements executed by the individuals named on Schedule
                                                                      --------
8(b)(iii) in substantially the form attached hereto as Schedule 8(b)(iii);
---------                                              ------------------

     (iv) an opinion of counsel satisfactory to Purchaser and its counsel;

     (v) evidence of any approvals or consents referred to by Section 2(c);
                                                              ------- ----

     (vi) evidence of all necessary corporate action having been taken by Seller and the Shareholders to approve this Agreement and the transactions contemplated hereby;

     (vii) a Competition and Confidentiality Agreement executed by Seller and Shareholders in substantially the form attached hereto as Schedule 8(b)(vii)
                                                          -------- ---------
(the "Competition and Confidentiality Agreement");

     (viii) a certificate signed by the chief executive officer and chief financial officer of Seller and each Shareholder, dated the Closing Date, attesting that, to the best of their knowledge after due inquiry, all the representations and warranties made by Seller and Shareholders herein are true and correct on the Closing Date as if made on and as of the Closing Date;

     (c) At the Closing, Purchaser delivered to Seller (each such delivery constituting an additional condition precedent to the obligations of Seller):

     (i) duly issued certificates in such names and quantity of shares as Seller may request prior to the Closing evidencing the Shares issued pursuant to
Section 1(d);
------------

     (ii) an opinion of counsel satisfactory to Seller, Shareholders and their counsel;

     (iii) evidence of any approvals and consents referred to by Section 3(d);
                                                                 ------- ----

     (iv) evidence of all necessary corporate action having been taken by Purchaser and Issuer to approve this Agreement and the transactions contemplated hereby; and

     (v) a certificate signed by officers of Purchaser and Issuer, dated the Closing Date, attesting that, to the best of their knowledge after due inquiry, all the representations and warranties made by Purchaser and Issuer herein are true and correct on the Closing Date as if made on and as of the Closing Date.

     9. Expenses. Seller and Shareholders and Purchaser and Issuer shall,
        --------
respectively, pay their own expenses and costs incident to the preparation of this Agreement and to the consummation of the transactions contemplated herein, provided that Shareholders and Purchaser will each pay one-half of the cost of an audit of Seller's financial statements for the year ended December 31, 1993 and the nine months ended September 30, 1994 by KPMG Peat Marwick. Seller's expenses incurred in connection with this Agreement will either be paid by the Shareholders or will be paid by Seller from cash contributions to Seller by the Shareholders, and none of such expenses will be included in the Assumed Liabilities or will reduce the amount of the Transferred Assets to be received by Purchaser.

     10.  Restrictions on Transfer of Shares and Agreement to Register Shares.
          -------------------------------------------------------------------
Seller and the Shareholders acknowledge that the Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act") in reliance upon the exemption provided by Section 4(2) of said Act for transactions by an issuer not involving any public offering and, in connection therewith, it is agreed by the parties that:

     (a) Seller and Shareholders each acknowledge receipt of a copy of Issuer's Form 10-K Report for its fiscal year ended May 31, 1994, Issuer's Form 10-Q Report for its fiscal quarter ended August 31, 1994 a copy of Issuer's Annual Report to Stockholders and Proxy Statement for its annual stockholders' meeting held on September 27, 1994, and that they have had an opportunity to ask any questions they might have concerning the operations and financial condition of Issuer.

    (b) The certificates for the Shares will bear a restrictive legend in substantially the following form:

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE SECURITIES ACT OF 1933, OR AN OPINION OF COUNSEL FOR THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED."

     (c) Seller and the Shareholders hereby confirm that the Shares will be acquired for investment for their accounts, not as nominees or agents, and not with a view to the resale or distribution of any part thereof in a manner which would require registration under the Securities Act or any applicable state securities laws, and that Seller and the Shareholders have no present intention of selling, granting any participation in, or otherwise distributing the same. Seller and Shareholders covenant and agree that they will not sell, hypothecate or take any other action to dispose of any Shares or to reduce their risk of holding the Shares, directly or indirectly, until such time as Issuer has published consolidated financial statements of the Issuer reflecting at least thirty (30) days of combined operation of Issuer and Purchaser after the Closing.

     (d) Seller and the Shareholders agree that the Shares distributed, if sold in market transactions, will not be sold by them, or any person acquiring Shares from them (other than in a market transaction) (a "Transferee"), in an aggregate amount on any day in excess of the greater of 3000 shares or twenty percent of the average daily trading volume of Issuer's Common Stock 'or the ten preceding trading days, and that any Transferee will be required to provide a written undertaking to Issuer evidencing the Transferee's agreement to be bound by the restrictions of this Section 10 as a condition to the Issuer's obligation to register the transfer shares of Common Stock to such Transferee. Issuer has no obligation to take any action or to waive in any respect full compliance by Seller and Shareholders with this Section 10 in order to facilitate any transfer of Shares to a nominee or brokerage account.

     (e)(i) Issuer shall after the Closing use its reasonable best efforts to cause 133,323 Shares (the "Registrable Shares") to be registered for resale under the Securities Act (the proposed registration statement being referred to herein as the "Registration Statement").

     (ii) Issuer may, if it concludes based upon the advice of its counsel or financial advisors that the registration and sale of the Shares cannot be undertaken without violating the Securities Act or damaging any interest of the Issuer, by written notice to the Shareholders, defer the registration of the Shares for a period of up to ninety (90) days.

     (f) Issuer shall use its reasonable best efforts to cause the Registration Statement to become effective as promptly after filing as is practicable, and will use its reasonable best efforts to keep such registration statement current for a period not exceeding ninety (90) days after it becomes effective. Issuer may include shares of other shareholders having registration rights in the Registration Statements.

     (g) The Shareholders will cooperate with Issuer in the preparation and filing of the Registration Statement and any amendments thereto, and WILL KEEP ISSUER ADVISED OF THE SALE of any shares under such Registration Statement. Issuer shall pay all costs and expenses incidental to preparing and filing the Registration STATEMENT and any amendments and supplements thereto, except that each Shareholder will pay (i) underwriting discounts or selling commissions respecting sales of such shares, (ii) all applicable stock transfer taxes relating to any Shares transferred, and (iii) all fees and expenses of their counsel, if any.

     (h) Issuer and each Shareholder selling Shares under the Registration Statement (severally and not jointly) agree that it or they will indemnify and hold harmless the other and any underwriter (as defined in the Securities Act), if any, against any losses, claims, damages or liabilities), joint or several, to which it or they may become subject, whether under the Securities Act or otherwise, insofar as such are caused by an untrue statement or alleged untrue statement of any material fact contained in a Registration Statement filed pursuant to Section 10(e), or any omission or alleged omission to state therein
            ------- -----
a material fact required to be stated therein or necessary to make the statements contained therein not misleading, to the extent that the inclusion or omission was with respect to data relating to Issuer, for which Issuer shall be responsible, or a selling Shareholder or his or her stock holdings, for which such selling Shareholder shall be responsible, as the case may be.

     (i) Issuer and each Shareholder agree that prior to the filing of the Registration Statement, they will enter into an agreement providing for cross indemnity upon terms customarily found in underwriting agreements between issuers of securities and underwriters offering the same to the public.

     11.  Indemnification. (a) Seller and Shareholders. On and after the Closing
          ---------------
Date, Seller and Shareholders shall, and hereby do, jointly and severally, indemnify and hold harmless Issuer and Purchaser from and against and shall defend Purchaser against all liabilities, damages, costs, charges, legal fees, judgments, expenses or other losses ("Indemnifying Losses"):

     (i) Arising from any misrepresentation by Seller or Shareholders in or pursuant to this Agreement or the Other Agreements or delivered to Purchaser or Issuer on or before the Closing Date; or

     (ii) Resulting from breach of any warranty of Seller or Shareholders hereunder or under the Other Agreements, or breach or default in the performance of any of the covenants which Seller and Shareholders are required to perform under this Agreement or the Other Agreements;

     (iii) Arising from or relating to any liability or obligation of Seller or Shareholders not expressly assumed by Purchaser pursuant to this Agreement, including without limitation the Excluded Liabilities and any federal, state or local income tax payable by Seller or any Shareholder as a consequence of the transactions described in this Agreement; or

     (iv) Arising from, relating to the facts alleged in that certain litigation matter filed in the United States District Court, Northern District of Ohio, Eastern Division, Case No. 5:94CV692 styled CAD Warehouse, Inc., Plaintiff v.
                                            ---------------------------------
Hewlett-Packard Co., et al., Defendant, which has been dismissed by Order dated
--------------------------------------
November 3, 1994.

     (b) Purchaser and Issuer. On and after the Closing Date, Purchaser and
         --------------------
Issuer shall, and hereby do, jointly and severally, indemnify and hold harmless Seller and Shareholders from and against, and shall defend them against, all Indemnifying Losses sustained by Seller or Shareholders:

     (i) Arising from any misrepresentation by Purchaser or Issuer in or pursuant to this Agreement or the Other Agreements delivered to Seller or Shareholders on or before the Closing Date;

     (ii) Resulting from breach of any warranty by Purchaser or Issuer hereunder or breach or default in the performance of any of the covenants which Purchaser or Issuer is required to perform under this Agreement or any Other Agreement; or

     (iii) Arising from or in connection with the operation of or use of the Transferred Assets by Purchaser on or after the Closing Date.

     (c) Procedure.
         ---------

     (i) If any claim or demand shall be made or liability asserted against any party being indemnified ("Indemnitee") or if any suit, action, or administrative or legal proceedings shall be instituted or commenced in which any Indemnitee is involved or shall be named as a defendant either individually or with others, and if such claim, demand, liability, suit, action or proceeding, if successfully maintained, will result in any Indemnifying Losses, such Indemnitee shall give the party making the indemnification ("Indemnitor") written notice within thirty (30) days of the pendency of the same. If, within thirty (30) days after the giving of such notice, the Indemnitee receives written notice from Indemnitor stating that Indemnitor disputes or intends to defend against such claim, demand, liability, suit, action or proceeding, then Indemnitor shall have the right to select counsel of its choice and to dispute or defend against such claim, demand, liability, suit, action or proceeding at its expense, and such Indemnitee shall fully cooperate with Indemnitor in such dispute or defense so long as Indemnitor is conducting such dispute or defense diligently and in good faith; provided, however, that Indemnitor shall not be permitted to settle such dispute or claim without the prior written approval of Indemnitee, which shall not be unreasonably withheld.

     (ii) Even though Indemnitor selects counsel of its choice, Indemnitee shall have the right to additional representation by counsel of its choice to participate in such defense at Indemnitee's sole cost and expense. If no such notice of intent to dispute or defend is received by Indemnitee within the aforesaid thirty (30) day period, or if diligent and good faith defense is not being, or ceases to be, conducted, Indemnitee shall have the right to dispute and defend against the claim, demand or other liability at the sole cost and expense of Indemnitor and to settle such claim, demand or other liability, and in either event to be indemnified as provided for herein; provided, further, that Indemnitee shall not be permitted to settle such dispute or claim without the prior written approval of Indemnitor, which shall not be unreasonably withheld.

     (d) Limitations on Indemnification. Notwithstanding any other provision of
         ------------------------------
this Section 11, (i) the aggregate liability of Seller and the Shareholders (and
     ----------
any successor or affiliate thereof) under this Section 11 shall not exceed the
                                               ----------
amount of the Purchase Price; and (ii) no indemnity shall be owing under this
Section 11 unless the amount of the Indemnifying Loss, in any single case or
----------
related series of cases, exceeds $20,000, or if the aggregate amount of all Indemnifying Losses exceeds $40,000.

     12.  Arbitration.
          -----------

     (a) Any controversy or claim arising out of this Agreement or breach thereof other than a claim for injunctive relief, (an "Arbitrable Claim") shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction.

     (b) If an Arbitrable Claim arises, the Purchaser, Issuer, Seller or a majority in interest of the Shareholders may demand arbitration by filing a written demand with the other parties.

     (c) The Seller, a majority in interest of the Shareholders and the Purchaser and Issuer may agree on one (l) arbitrator. If they cannot agree on one (l) arbitrator, there shall be three (3) arbitrators; one (1) named in writing by the Seller and a majority in interest of the Shareholders, and one
(l) named in writing by the Purchaser and Issuer. The written notification of the name(s) of the arbitrator(s) shall be given to the other parties within five
(S) days after demand for arbitration is given, and a third arbitrator shall be chosen by the two (2) arbitrators so chosen. Should the Seller and a majority in interest of the Shareholders or the Purchaser and Issuer refuse or neglect to name an arbitrator, or refuse or neglect to furnish the arbitrator(s) with any papers or information demanded following a reasonable opportunity to respond, the arbitrator(s) may proceed ex parte.

     (d) A hearing on the matter to be arbitrated shall take place before the arbitrator(s) in the city of Dallas, County of Dallas, State of Texas, at the time and place selected by the arbitrator(s). The arbitrator(s) shall select the time and place promptly and shall give the Seller, Shareholders, Purchaser and Issuer written notice of the time and place at least thirty (30) days before the date selected. At the hearing, any relevant evidence may be presented by any party hereto, and the formal rules of evidence applicable to judicial proceedings shall not govern. Evidence may be admitted or excluded in the sole discretion of the arbitrator(s). The arbitrator(s) shall hear and determine the matter and shall execute and acknowledge the award in writing and cause a copy of the writing to be delivered to the Seller, Shareholders, Purchaser, and Issuer.

     (e) If there is only one (1) arbitrator, his or her decision shall be binding and conclusive on the parties, and if there are three (3) arbitrators, the decision of any two (2) shall be binding and conclusive. The submission of an Arbitrable Claim to the arbitrator(s) and the rendering of a decision by the arbitrator(s) shall be a condition precedent to any right of legal action on the dispute. A judgment confirming the award may be given by any court having jurisdiction.

     (f) If three (3) arbitrators are selected, but no two (2) of the three (3) are able to reach an agreement regarding the determination of the dispute, then the matter shall be decided by three (3) new arbitrators who shall be appointed and shall proceed in the same manner, and the process shall be repeated until a decision is agreed on by two (2) of the three (3) arbitrators selected.

     (g) The costs of the arbitration shall be borne by the losing party or shall be borne in such proportions as the arbitrator(s) determine(s).

     13. Miscellaneous.
         -------------

     (a) This Agreement is to be governed by and construed and enforced in accordance WITH THE SUBSTANTIVE LAWS of the State of Texas.

     (b) The rights and obligations of the parties under this Agreement are not assignable by any party without the prior written consent of the other parties.

     (c) All paragraph headings herein are inserted for convenience only. This Agreement may be executed in several counterparts, each of which shall be deemed an original, which together shall constitute one and the same instrument.

     (d) This Agreement and the Other Agreements set forth the entire understanding of the parties, there being no terms, conditions, warranties or representations other than those contained herein and therein. No amendment to this Agreement will be valid unless made in writing and signed by the parties hereto.

     (e) This Agreement shall be binding upon, and shall inure to the benefit of, the heirs, executors, administrators, successors and assigns of Seller and Shareholders, and the successors and assigns of Purchaser and Issuer, provided, however, that nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     (f) In the event attorneys' fees or other costs are incurred to secure performance of any of the obligations provided for in this Agreement, to establish damages for the breach of this Agreement, or to obtain any other appropriate relief, whether by way of prosecution or defense, the prevailing party will be entitled to recover reasonable attorneys' fees and costs incurred therein.

     (g) All notices, demands, requests, and other communications required or permitted by any party to this Agreement shall be in writing and shall be sent by certified mail, return receipt requested to the following addresses, or such other addresses as any party may request by notice delivered to the other party as set forth in this Subsection (g):

If to Purchaser:                CAD Warehouse, Inc.
                                8500 Cameron Road
                                Austin, Texas 78754
                                Attention: Robert B. Sims,
                                            General Counsel

with copies to:                 Michael W. Tankersley, Esq.
                                Hughes & Luce, L.L.P.
                                1717 Main Street
                                Suite 2800
                                Dallas, Texas 75201

If to Issuer:                   Summagraphics Corporation
                                8500 Cameron Road
                                Austin, Texas 78754
                                Attention: Robert B. Sims,
                                            General Counsel

with a copy to:                 Michael W. Tankersley, Esq.
                                Hughes & Luce, L.L.P.
                                1717 Main Street
                                Suite 2800
                                Dallas, Texas 75201

If to Seller:                   CAD Warehouse, Inc.
                                1939 East Aurora Road
                                Twinsburg, Ohio 04487

with copies to:                 Larry Zink
                                Zink, Zink & Zink
                                3711 Whipple Avenue N.W.
                                Canton, Ohio 44718

If to Shareholders:             The individuals and at the
                                addresses set forth on
                                Schedule 13(g)
                                -------- -----

     (h) This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

PURCHASER:

CAD WAREHOUSE, INC., a Nevada corporation

By: /s/ Michael S. Bennett
   -----------------------
Its:    President
    ----------------------

ISSUER:

SUMMAGRAPHICS CORPORATION
------------- -----------

By: /s/ Michael S. Bennett
   -----------------------
Its:    President
    ----------------------

SELLER:

CAD WAREHOUSE, INC., a Delaware corporation

By: /s/ John G. Panutsos
   -----------------------
Its:    V.P. & C.E.O.
    ----------------------

SHAREHOLDERS:

/s/ John G. Panutsos
-------------------------
John G. Panutsos

/s/ Rosemary Wollet
-------------------------
Rosemary Wollet

/s/ David C. Hoffer
-------------------------
David C. Hoffer